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                                                                   EXHIBIT 23.3

                           [ERNST & YOUNG LETTERHEAD]

                             CONSENT OF ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) dated July 1, 1996 pertaining to PacificAmerica Money Center, Inc. and the PacificAmerica Money Center, Inc. Employee Savings Plan of our report dated April 7, 1995, except as to the information dated May 30, 1995, with respect to the consolidated financial statements and schedules of Presidential Mortgage Company and subsidiaries included in the PacificAmerica Money Center, Inc. Registration Statement on Form S-1 (No. 333-01395), dated June 24, 1996, filed with the Securities and Exchange Commission.



                                                /s/ ERNST & YOUNG, LLP
                                                -------------------------------
                                                    Ernst & Young, LLP

Los Angeles, California
July 1, 1996